UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 18, 2024

EXPEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1111 Expedia Group Way W.
Seattle, Washington 98119
(Address of principal executive offices) (Zip code)
(206) 481-7200
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer
On December 19, 2024, Expedia Group, Inc. (the “Company”) announced the appointment of Scott Schenkel as the Company’s Chief Financial Officer, effective the day after the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Transition Date”). Mr. Schenkel’s employment with Expedia, Inc., (“Expedia”), a wholly owned subsidiary of the Company, is expected to commence on December 30, 2024 (the “Start Date”) and as previously announced Julie Whalen will continue to serve as the Company’s Chief Financial Officer until the Transition Date.

Mr. Schenkel, 56, has more than 30 years of global business and financial leadership expertise across e-commerce, healthcare, and technology businesses. He most recently served as the Interim CEO of eBay Inc. from September 2019 through April 2020 and as its Senior Vice President and Chief Financial Officer from 2015 to 2019. Prior to the eBay CFO role, Mr. Schenkel spent six years as Senior Vice President and Chief Financial Officer of eBay Marketplace, having originally joined eBay in 2007 as Vice President of Global Financial Planning and Analytics. Prior to eBay, Mr. Schenkel spent nearly 17 years at General Electric Company in a variety of financial leadership roles. Mr. Schenkel has served on the board of directors of NetApp, Inc. since September 2017 and on the board of directors of Pinterest, Inc. since September 2023. Mr. Schenkel received a Bachelor of Science in Finance from Virginia Polytechnic Institute and State University's Pamplin College of Business.

There are no arrangements or understandings between Mr. Schenkel and any other persons pursuant to which he was appointed Chief Financial Officer. There are also no family relationships between Mr. Schenkel and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K

Chief Financial Officer Compensation Arrangements

On December 18, 2024, Expedia entered into an at-will employment agreement with Mr. Schenkel with the following terms (the “Schenkel Employment Agreement”):

Salary. Mr. Schenkel will receive an annual base salary of $1,000,000, beginning on the Start Date.

Signing Bonus. Mr. Schenkel will receive an initial signing bonus payment of $3,000,000 on the Start Date and an additional signing bonus payment of $2,200,000 on December 15, 2025, subject to his continued employment with Expedia through that date. Upon termination of Mr. Schenkel’s employment by Expedia for cause (other than by reason of his death or disability) or by Mr. Schenkel without good reason, the Company is entitled to claw back a proportionate amount of any signing bonus paid.

Place of Work and Relocation Assistance. Mr. Schenkel’s principal work location will be the Company’s headquarters in Seattle, Washington. He will be entitled to receive relocation assistance consistent with Expedia’s policies and practices for senior executives, with approval for up to 12 months of Company-funded temporary housing.

Severance. Upon a termination of Mr. Schenkel’s employment by Expedia without cause (other than by reason of his death or disability) or by Mr. Schenkel for good reason (each, a “Qualifying Termination”), subject to his execution and non-revocation of a release and compliance with the restrictive covenants described below:

•    Expedia will continue to pay his base salary for 12 months (the “Salary Continuation Period”); provided that such payments will be offset by any amount earned by Mr. Schenkel from another employer during such time period;
•    all equity held by Mr. Schenkel that otherwise would have vested during the 12-month period following termination of employment will accelerate; provided that any equity awards that vest less frequently than annually shall be treated as though such awards vested annually and any equity awards subject to performance conditions will vest only if and when such performance conditions are satisfied;
•    Expedia will pay Mr. Schenkel a lump sum amount equal to the aggregate monthly premiums during the Salary Continuation Period for COBRA continuation coverage under Expedia’s group health plans at the level of coverage in which Mr. Schenkel participated; and
•    Expedia will pay Mr. Schenkel a lump sum amount equal to the prorated portion of any unpaid signing bonus, if any, consistent with the applicable Severance Period, with the signing bonus payment treated as if it vested annually.

Restrictive Covenants. Other than in California, Mr. Schenkel will be restricted from competing with the Company and from soliciting Expedia employees and business partners during the 12-month period following his termination of employment for any reason.

Equity Incentive Compensation. Mr. Schenkel will receive an initial equity grant of 87,163 restricted stock units on the Start Date, 35% of which will vest on December 15, 2025, with an additional 8.75% vesting on the fifteenth day of each of March, June, September and December 2026, and an additional 7.50% vesting on the fifteenth day of each of March, June, September and December 2027, subject to Mr. Schenkel’s continued employment with the Company through the applicable vesting dates. Beginning in 2025, Mr. Schenkel will be eligible to receive additional annual equity awards with a target value of $10,000,000, in a form generally consistent with annual equity awards granted to similarly situated senior executives.

The foregoing description of the Schenkel Employment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 herewith and is incorporated by reference herein.
Item 7.01.     Regulation FD Disclosure.

A copy of the press release announcing Mr. Schenkel’s appointment is furnished as Exhibit 99.1 hereto.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01 and in the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement Between Scott Schenkel and Expedia, Inc., effective December 18, 2024
99.1	Press Release, dated December 19, 2024, announcing CFO Appointment
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert Dzielak
Robert Dzielak
Chief Legal Officer
Dated: December 19, 2024